EXHIBIT (4)(d)
                                                     First Amendment to Loan and
                                                     Security Agreement

LOGO
BankAmerica
Business Credit, Inc.

August 20, 1993

Mr. Mark Brody
Sudbury, Inc.
25800 Science Park Drive
Suite 250
Cleveland, Ohio 44122


RE:  AMENDMENT NO. 1 AND WAIVER NO. 1 TO LOAN AND SECURITY AGREEMENT

Dear Mr. Brody:

Reference is hereby made to that certain Loan and Security Agreement (the "Agreement") dated as of May 28, 1993 and executed by and among Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc., Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, the "Borrowers") and BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association (collectively, the "Lenders"). Certain capitalized terms used herein shall have the same meanings as attributed to them in the Agreement.

The Borrowers and the Parent have requested adjustments to two financial covenants contained in the Agreement. The Agent, the Lenders, the Borrowers, and the Parent have agreed to certain waivers and modifications to the Agreement as hereinafter set forth below:

1. In Section 9.24 ("OPERATING LEASE OBLIGATIONS") of the Agreement, the Agent and the Lenders hereby waive any violation existing with respect thereto for the Fiscal Year ended May 31, 1993. Section 9.24 is hereby amended by deleting the amounts set forth opposite their corresponding Fiscal Year and replaced to read as follows:

               "Fiscal Year                        Amount
               ------------                    -------------
                   1994                        $2,915,000.00
                   1995                        $3,196,000.00
                   1996                        $3,505,000.00"

2. In Section 9.27 ("DEBT RATIO") of the Agreement, with respect to Sections 9.27(b), 9.27(c), and 9.27(d) relating respectively

                                                Amendment No. 1 and Waiver No. 1
                                                                 August 20, 1993
                                                                          Page 2


   to Cast-Matic, Frisby, and Wagner, the Agent and the Lenders hereby waive any violation existing with respect thereto for the period ending May 31, 1993.

3. Sections 9.27(b), 9.27(d), and 9.27(g) of the Agreement relating respectively to Cast-Matic, Wagner, and South Coast are hereby deleted in their entirety and replaced to read as follows:

       "(b) CAST-MATIC LIMITATIONS. The Borrowers will not permit the ratio of
       (i) the total Debt of Cast-Matic and its Subsidiaries to (ii) the Adjusted Tangible Net Worth of Cast-Matic and its Subsidiaries to exceed the following amounts during the following respective periods:

                                                    Maximum
                     Period                        Debt Ratio
                    --------                       ----------
                    08/31/93                       4.23 to 1
                    11/30/93                       4.05 to 1
                    02/28/94                       3.48 to 1
                    05/31/94                       2.70 to 1

                    08/31/94                       2.51 to 1
                    11/30/94                       2.23 to 1
                    02/28/95                       1.99 to 1
                    05/31/95                       1.59 to 1

                    08/31/95                       1.47 to 1
                    11/30/95                       1.33 to 1
                    02/28/96                       1.21 to 1
                    05/31/96                       1.06 to 1"

       "(d) WAGNER LIMITATIONS. The Borrowers will not permit the ratio of (i) the total Debt of Wagner and its Subsidiaries to (ii) the Adjusted Tangible Net Worth of Wagner and its Subsidiaries to exceed the following amounts during the following respective periods:

                                                    Maximum
                     Period                        Debt Ratio
                    --------                       ----------
                    08/31/93                       29.95 to 1
                    11/30/93                       20.60 to 1
                    02/28/94                       22.79 to 1
                    05/31/94                       17.94 to 1

                    08/31/94                       17.23 to 1
                    11/30/94                       14.99 to 1
                    02/28/95                       14.88 to 1
                    05/31/95                       12.80 to 1


                                             Amendment No. 1 and Waiver No. 1
                                                              August 20, 1993
                                                                       Page 3

                    08/31/95                       12.96 to 1
                    11/30/95                       12.18 to 1
                    02/28/96                       12.36 to 1
                    05/31/96                       11.70 to 1"

       "(g) SOUTH COAST LIMITATIONS. The Borrowers will not permit the ratio of (i) the total Debt of South Coast to (ii) the Adjusted Tangible Net Worth of South Coast to exceed the following amount during the following respective periods:

                                                    Maximum
                     Period                        Debt Ratio
                    --------                       ----------
                    08/31/93                       0.91 to 1
                    11/30/93                       0.88 to 1
                    02/28/94                       0.83 to 1
                    05/31/94                       0.76 to 1

                    08/31/94                       0.73 to 1
                    11/30/94                       0.70 to 1
                    02/28/95                       0.66 to 1
                    05/31/95                       0.60 to 1

                    08/31/95                       0.57 to 1
                    11/30/95                       0.54 to 1
                    02/28/96                       0.51 to 1
                    05/31/96                       0.47 to 1"



Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed. Please indicate your acceptance of this Amendment No. 1 and Waiver No. 1 to the Agreement, by executing in the places provided below and this Amendment No. 1 and Waiver No. 1 shall be deemed effective as of the date first written above.

Respectfully yours,


BA BUSINESS CREDIT, INC., as Agent                 NATIONAL CITY BANK, as Lender
and Lender

By:   /s/ Gregory R. Eck                           By:  /s/ James R Myers
      ----------------------------                      ------------------------
Its:        Vice President                         Its: Account Officer


                                               Amendment No. 1 and Waiver No. 1
                                                                August 20, 1993
                                                                         Page 4

STAR BANK, NATIONAL ASSOCIATION,
as Lender

By:   /s/ Suzanne E. Geiger
      ----------------------------
Its:        Vice President


ACCEPTED AND AGREED:



SUDBURY, INC.

By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President


CAST-MATIC CORPORATION

By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President


FRISBY MFG. CO.

By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President


INDUSTRIAL POWDER COATINGS, INC.

By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President


IOWA MOLD TOOLING CO., INC.
By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President


SOUTH COAST TERMINALS, INC.
By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President


WAGNER CASTINGS COMPANY
By:   /s/  Mark E. Brody
      ----------------------------
Its:        Vice President

